EXHIBIT 5.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Brussels
                                 (212) 310-8000                 Budapest
                              Fax: (212) 310-8007               Dallas
                                                                Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                                                Shanghai
                                  May 17, 2007                  Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.



L-1 Identity Solutions, Inc.
177 Broad Street, 12th Floor,
Stamford, CT

Ladies and Gentlemen:

            We have acted as counsel to L-1 Identity Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, in connection with the registration of an additional 2,000,000 shares of common stock, par value $0.001 per share, of the Company (the "Shares") available for issuance under the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named the Viisage Technology, Inc. 2005 Long-Term Incentive Plan) (the "2005 Long-Term Incentive Plan").

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company;
(iii) the Registration Statement; (iv) the 2005 Long-Term Incentive Plan and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 2,000,000 Shares being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon the exercise of awards in accordance with the terms of the 2005 Long-Term Incentive Plan and receipt by the Company of consideration constituting lawful consideration under Delaware Law, will be validly issued, fully paid and non-assessable.

            The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Weil, Gotshal & Manges
May 17, 2007
Page 2


            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.





                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges